Exhibit 23.2

TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.

CERTIFIED PUBLIC ACCOUNTANTS & BUSINESS ADVISORS

AN INDEPENDENTLY OWNED MEMBERS OF THE RSM MCGLADREY NETWORK

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Alico, Inc. of our reports dated November 17, 2005 relating to our audits of the consolidated financial statements, and internal control over financial reporting, included in and incorporated by reference in the Annual Report on Form 10-K of Alico, Inc. for the year ended August 31, 2005.

Our report dated November 17, 2005, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of August 31, 2005, expressed an opinion that Alico, Inc. had not maintained effective internal control over financial reporting as of August 31, 2005, based on criteria established in Internal Control Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

/s/ TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.

Orlando, Florida

December 20, 2005